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                                                                     EXHIBIT 5.1

                                 [Letterhead of]

                                  AMTRAN, INC.

                                  Amtran, Inc.
                       Registration Statement on Form S-3

                                                                 August 25, 1998

Gentlemen:

                I am the General Counsel for Amtran, Inc., an Indiana corporation (the "Company"). I am delivering this opinion in connection with the Registration Statement on Form S-3, File No. 333-52655, (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") of the Company, and American Trans Air, Inc., Ambassadair Travel Club, Inc., ATA Vacations, Inc., Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc. and Amber Air Freight Corporation, each an Indiana corporation (collectively, the "Guarantors"), with respect to (a) the following securities of the Company: (i) unsecured senior debt securities (the "Debt Securities"), (ii) shares of preferred stock, without par value (the "Preferred Stock"), (iii) shares of common stock, without par value, consisting of (x) shares to be newly issued and sold by the Company (the "Primary Shares") and (y) up to 2,985,000 shares (which number includes up to 585,000 shares that may be sold pursuant to an underwriters' over-allotment option) (the "Secondary Shares" and, together with the Primary Shares, the "Common Stock") that may be sold certain management shareholders of the Company (the "Selling Shareholders"), and (b) guarantees of Debt Securities (the "Guarantees") issued by the Guarantors, in each case, for issuance from time to time pursuant to Rule 415 under the Securities Act.

                For purposes of this opinion, I have examined (i) the form of the Indenture (the "Indenture"), to be entered into by the Company, the Guarantors and the Trustee (the "Trustee") to be named in a Prospectus Supplement relating to an issuance of Debt Securities, (ii) the form of the Underwriting Agreement (the "Agreement") among the Company, the Selling Shareholders and Morgan Stanley & Co. Incorporated and Smith Barney, Inc., as representatives of the several underwriters listed in Schedule I thereto (the "Underwriters"), pursuant to which the Common Stock would be sold, and (iii) originals or copies, identified to my



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satisfaction, of such documents, corporate records, instruments and other relevant materials as I have deemed advisable. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals of such copies. In addition, I have relied upon certificates of public officials, of officers and representatives of the Company, and have made such examination of statutes and decisions and reviewed such questions of law as I have considered necessary or appropriate.

                The law covered by the opinions expressed herein is limited to the law of the State of Indiana and Federal law of the United States.

                On the basis of and subject to the foregoing, I am of the opinion that:

               (a) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana.

               (b) each of the Guarantors has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana.

               (c) the execution and delivery of the Indenture by the Company and the Guarantors and the issuance and sale of Debt Securities by the Company and the Guarantees by the Guarantors have been validly authorized by all necessary corporate action by the Company and the Guarantors, respectively.

               (d) when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have been executed and delivered by the Company, the Guarantors and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor, and (v) the Guarantees shall have been duly authorized, executed, authenticated and delivered, the Debt Securities and the Guarantees shall have been duly authorized and issued by the Company and the Guarantors, respectively.


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               (e) when (i) the Registration Statement shall have become
          effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii) the Preferred Stock shall have been authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.

               (f) when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii) the Primary Shares shall have been authorized, issued and sold by the Company as contemplated by the Registration Statement and the Agreement and the Company shall have received consideration therefor from the Underwriters, the Primary Shares will be validly issued, fully paid and non-assessable.

               (g) the Secondary Shares to be sold by the Selling Shareholders pursuant to the Registration Statement and the Agreement, have been duly and validly authorized and are fully paid and nonassessable.

                I know that I am referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name in the Registration Statement and to the use of this opinion for filing as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           /s/Brian T. Hunt

                                              Brian T. Hunt

Amtran, Inc.
     7337 West Washington Street
          Indianapolis, IN  46231


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